Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
November 3, 2016
Kemper Corporation Reports Third Quarter 2016 Results

◦	Increased earned premiums by $22 million in the quarter; $191 million year-to-date

◦	Improved both the quarter-to-date and year-to-date legacy Property & Casualty underlying loss and LAE ratio 1.6 percentage points

◦	Generated investment portfolio pre-tax equivalent annualized book yield of 5.3 percent in the quarter
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today a net loss of $16.3 million, or $0.32 per diluted share, for the third quarter of 2016, compared to net income of $37.9 million, or $0.73 per share, for the third quarter of 2015. Consolidated net operating loss1 was $20.4 million, or $0.40 per diluted share, for the third quarter of 2016, compared to net operating income of $36.6 million, or $0.70 per share, for the third quarter of 2015. Net operating results decreased primarily from a $50.6 million after-tax charge related to the Life & Health voluntary outreach efforts announced earlier, Alliance United’s performance, higher catastrophe losses and lower prior year favorable reserve development, partially offset by improved Property & Casualty underlying loss results.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Consolidated Net Operating Income (Loss) [1]	$(20.4)	$36.6	$(16.4)	$65.1
Income (Loss) from Continuing Operations	(18.3)	38.0	(16.4)	78.9
Net Income (Loss)	(16.3)	37.9	(14.4)	81.1

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income (Loss)	$(8.2)	$(3.1)	$(66.6)	$(34.0)

Diluted Net Income (Loss) Per Share From:
Consolidated Net Operating Income (Loss) [1]	$(0.40)	$0.70	$(0.31)	$1.26
Continuing Operations	(0.36)	0.73	(0.31)	1.52
Net Income (Loss)	(0.32)	0.73	(0.27)	1.56

Impact of Catastrophe Losses and Related LAE on Net Income (Loss) Per Share	$(0.16)	$(0.06)	$(1.29)	$(0.65)
“The biggest driver of Kemper’s change in results was the charge we took in our life insurance lines, as we initiated our voluntary outreach efforts. We are pleased to have defined our pathway forward and are excited to concentrate on improving the fundamentals of these businesses,” said Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer.
“On the Property & Casualty side, our rate, underwriting and agency management actions are improving the underlying loss and LAE results in the legacy lines. Alliance United’s loss results improved a bit sequentially. While we still have more work to do, we are encouraged by the early results we’re seeing from our continued efforts,” concluded Lacher.

1 Consolidated net operating income (loss) is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
During the third quarter of 2016, Kemper paid dividends of $12.4 million. For the first nine months, Kemper returned $40.7 million of capital to shareholders, through $36.9 million of dividends and $3.8 million of share repurchases.
Kemper ended the quarter with a book value per share of $40.51, up 4 percent from $38.82 at the end of 2015, largely from the impact of lower market yields on the fixed maturities portfolio, partially offset by dividends paid. Book value per share excluding net unrealized gains on fixed maturities was $34.27, down 2 percent from $35.13 at the end of 2015, primarily from dividends paid.
Revenues
Total revenues for the third quarter of 2016 increased $25.3 million, or 4 percent, to $640.7 million, driven by $20.8 million higher earned premiums from the Property & Casualty segment. Earned premiums in the Property & Casualty segment increased $30.4 million from Alliance United. Excluding Alliance United, earned premiums in the Property & Casualty segment decreased $9.6 million, as the company had fewer policies in force, partially offset by higher average premium rates.
Net investment income increased $1.8 million to $77.7 million in the third quarter of 2016, driven by higher interest income on fixed maturities, partially offset by lower returns on the alternative investments portfolio and lower dividends on equity securities excluding alternative investments.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.3 percent for the third quarter of 2016, compared to 5.2 percent in 2015.
Segment Results
The results of Alliance United’s operations since the acquisition date, April 30, 2015, are included in the Property & Casualty Insurance segment.
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$12.1	$21.0	$(9.9)	$31.8
Life & Health Insurance	(29.4)	23.5	7.3	53.9
Total Segment Net Operating Income (Loss)	(17.3)	44.5	(2.6)	85.7
Corporate and Other Net Operating Loss	(3.1)	(7.9)	(13.8)	(20.6)
Consolidated Net Operating Income (Loss)	(20.4)	36.6	(16.4)	65.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	7.5	3.5	15.6	27.8
Net Impairment Losses Recognized in Earnings	(5.4)	(2.1)	(15.6)	(8.1)
Loss from Early Extinguishment of Debt	—	—	—	(5.9)
Income (Loss) from Continuing Operations	$(18.3)	$38.0	$(16.4)	$78.9

The Property & Casualty Insurance segment reported net operating income of $12.1 million in the third quarter of 2016, compared to $21.0 million in 2015. Net operating income decreased primarily from Alliance United’s performance, higher catastrophe losses and the impact of prior year reserve development, partially offset by improvement in the legacy underlying loss ratio and $1.3 million higher net investment income. Both periods experienced a low level of catastrophe losses, with $7.3 million in the third quarter of 2016, compared to $3.1 million last year. Prior year reserve development on the legacy book of business had an adverse impact of $0.3 million 2016, compared to a favorable impact of $3.0 million last year.
Alliance United reported a net operating loss of $2.6 million in the third quarter of 2016, compared to net operating income of $1.9 million in 2015. Alliance United’s third quarter 2016 underlying loss ratio was 94.5 percent, up 5.5 percentage points from last year, but an improvement from the second quarter of 2016.
Alliance United continues to seek aggressive rate increases on its two insurance products, Millennium and Gold, with each representing approximately 50 percent of the book. Alliance United implemented a 6.9 percent rate increase on the Millennium product effective April 1, 2016, and a follow-on rate increase of 6.9 percent was placed into production on November 1, 2016. Alliance United implemented a 6.9 percent rate increase on the Gold product effective October 1, 2016 and has filed for a second 6.9 percent rate increase, which is pending approval. Given recent loss cost trends, the company expects to continue to file for additional rate increases on both books of business until they achieve rate adequacy.
Excluding Alliance United, the third quarter underlying loss ratio improved 1.6 percentage points, to 66.4 percent, largely from improvement in the nonstandard personal auto and commercial auto lines of business, partially offset by an increase in homeowners insurance. The underlying loss ratio for legacy nonstandard personal auto improved 7.7 percentage points, primarily from continued rate, underwriting and agency management actions. Homeowners underlying loss ratio increased 3.3 percentage points, primarily from the adverse impact of current year development.
The Life & Health Insurance segment reported a net operating loss of $29.4 million for the third quarter of 2016, compared to net operating income of $23.5 million in 2015. Results decreased primarily from a $50.6 million charge related to life insurance voluntary outreach efforts. Excluding this charge, net operating income in the Life & Health division decreased $2.3 million primarily from higher expenses, higher catastrophe losses on property insurance and lower net investment income, partially offset by improved accident and health results.
Corporate and Other net operating loss improved $4.8 million, compared to the third quarter of 2015, primarily related to lower retirement benefits.

Unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2016 and 2015 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except Per Share Amounts)	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Revenues:
Earned Premiums	$558.9	$536.7	$1,658.6	$1,468.1
Net Investment Income	77.7	75.9	218.4	223.2
Other Income	0.8	0.8	2.2	2.3
Net Realized Gains on Sales of Investments	11.6	5.3	24.0	42.7
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(8.3)	(3.3)	(24.3)	(12.5)
Portion of Losses Recognized in Other Comprehensive Income	—	—	0.3	—
Net Impairment Losses Recognized in Earnings	(8.3)	(3.3)	(24.0)	(12.5)
Total Revenues	640.7	615.4	1,879.2	1,723.8
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	490.2	378.8	1,362.5	1,051.6
Insurance Expenses	161.7	161.1	488.8	468.1
Write-off of Long-lived Asset	—	—	—	11.1
Loss from Early Extinguishment of Debt	—	—	—	9.1
Interest and Other Expenses	22.0	25.7	65.0	82.0
Total Expenses	673.9	565.6	1,916.3	1,621.9
Income (Loss) from Continuing Operations before Income Taxes	(33.2)	49.8	(37.1)	101.9
Income Tax Benefit (Expense)	14.9	(11.8)	20.7	(23.0)
Income (Loss) from Continuing Operations	(18.3)	38.0	(16.4)	78.9
Income (Loss) from Discontinued Operations	2.0	(0.1)	2.0	2.2
Net Income (Loss)	$(16.3)	$37.9	$(14.4)	$81.1

Income (Loss) from Continuing Operations Per Unrestricted Share:
Basic	$(0.36)	$0.73	$(0.31)	$1.52
Diluted	$(0.36)	$0.73	$(0.31)	$1.52

Net Income (Loss) Per Unrestricted Share:
Basic	$(0.32)	$0.73	$(0.27)	$1.56
Diluted	$(0.32)	$0.73	$(0.27)	$1.56

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,122.5	51,611.8	51,140.6	51,737.6
Unrestricted Shares and Equivalent Shares - Diluted	51,122.5	51,672.0	51,140.6	51,815.8

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.72	$0.72

Unaudited business segment revenues for the three and nine months ended September 30, 2016 and 2015 are presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$313.8	$288.5	$927.4	$730.9
Homeowners	68.5	72.1	204.2	216.3
Other Personal	11.3	11.8	33.9	35.2
Total Personal	393.6	372.4	1,165.5	982.4
Commercial Automobile	13.3	13.7	40.2	40.7
Total Earned Premiums	406.9	386.1	1,205.7	1,023.1
Net Investment Income	20.4	18.3	52.0	51.7
Other Income	0.1	0.1	0.4	0.5
Total Property & Casualty Insurance	427.4	404.5	1,258.1	1,075.3
Life & Health Insurance:
Earned Premiums:
Life	95.8	95.5	285.7	279.5
Accident and Health	37.6	36.2	111.2	108.7
Property	18.6	18.9	56.0	56.8
Total Earned Premiums	152.0	150.6	452.9	445.0
Net Investment Income	54.5	55.1	159.6	159.0
Other Income	0.7	0.7	1.9	1.7
Total Life & Health Insurance	207.2	206.4	614.4	605.7
Total Segment Revenues	634.6	610.9	1,872.5	1,681.0
Net Realized Gains on Sales of Investments	11.6	5.3	24.0	42.7
Net Impairment Losses Recognized in Earnings	(8.3)	(3.3)	(24.0)	(12.5)
Other	2.8	2.5	6.7	12.6
Total Revenues	$640.7	$615.4	$1,879.2	$1,723.8

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Sep 30, 2016	Dec 31, 2015
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$5,170.1	$4,852.3
Equity Securities at Fair Value	504.9	523.2
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	181.1	190.6
Fair Value Option Investments	126.1	164.5
Short-term Investments at Cost which Approximates Fair Value	324.2	255.7
Other Investments	438.8	443.2
Total Investments	6,745.2	6,429.5
Cash	171.1	161.7
Receivables from Policyholders	348.1	332.4
Other Receivables	197.9	193.2
Deferred Policy Acquisition Costs	328.2	316.4
Goodwill	323.0	323.0
Current and Deferred Income Tax Assets	28.5	41.4
Other Assets	248.3	238.5
Total Assets	$8,390.3	$8,036.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,461.5	$3,341.0
Property and Casualty	920.7	862.8
Total Insurance Reserves	4,382.2	4,203.8
Unearned Premiums	637.0	613.1
Liabilities for Income Taxes	33.2	3.8
Debt at Amortized Cost	751.3	750.6
Accrued Expenses and Other Liabilities	513.0	472.4
Total Liabilities	6,316.7	6,043.7
Shareholders’ Equity:
Common Stock	5.1	5.1
Paid-in Capital	656.9	654.0
Retained Earnings	1,155.5	1,209.0
Accumulated Other Comprehensive Income	256.1	124.3
Total Shareholders’ Equity	2,073.6	1,992.4
Total Liabilities and Shareholders’ Equity	$8,390.3	$8,036.1

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015

Results of Operations
Net Premiums Written	$422.7	$403.6	$1,230.8	$1,031.5

Earned Premiums	$406.9	$386.1	$1,205.7	$1,023.1
Net Investment Income	20.4	18.3	52.0	51.7
Other Income	0.1	0.1	0.4	0.5
Total Revenues	427.4	404.5	1,258.1	1,075.3
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	306.7	283.2	913.3	727.2
Catastrophe Losses and LAE	11.3	4.7	97.9	50.4
Prior Years:
Non-catastrophe Losses and LAE	3.1	(0.9)	(1.3)	(7.3)
Catastrophe Losses and LAE	(3.9)	(1.9)	(16.2)	(6.5)
Total Incurred Losses and LAE	317.2	285.1	993.7	763.8
Insurance Expenses, Excluding Write-off of Long-lived Asset	94.6	94.4	288.8	265.8
Write-off of Long-lived Asset	—	—	—	11.1
Operating Profit (Loss)	15.6	25.0	(24.4)	34.6
Income Tax (Expense) Benefit	(3.5)	(4.0)	14.5	(2.8)
Segment Net Operating Income (Loss)	$12.1	$21.0	$(9.9)	$31.8

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	75.4%	73.3%	75.7%	71.1%
Current Year Catastrophe Losses and LAE Ratio	2.8	1.2	8.1	4.9
Prior Years Non-catastrophe Losses and LAE Ratio	0.8	(0.2)	(0.1)	(0.7)
Prior Years Catastrophe Losses and LAE Ratio	(1.0)	(0.5)	(1.3)	(0.6)
Total Incurred Loss and LAE Ratio	78.0	73.8	82.4	74.7
Insurance Expense Ratio, Excluding Write-off of Long-lived Asset	23.2	24.4	24.0	26.0
Impact on Ratio from Write-off of Long-lived Asset	—	—	—	1.1
Combined Ratio	101.2%	98.2%	106.4%	101.8%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	75.4%	73.3%	75.7%	71.1%
Insurance Expense Ratio, Excluding Write-off of Long-lived Asset	23.2	24.4	24.0	26.0
Impact on Ratio from Write-off of Long-lived Asset	—	—	—	1.1
Underlying Combined Ratio	98.6%	97.7%	99.7%	98.2%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	98.6%	97.7%	99.7%	98.2%
Current Year Catastrophe Losses and LAE Ratio	2.8	1.2	8.1	4.9
Prior Years Non-catastrophe Losses and LAE Ratio	0.8	(0.2)	(0.1)	(0.7)
Prior Years Catastrophe Losses and LAE Ratio	(1.0)	(0.5)	(1.3)	(0.6)
Combined Ratio as Reported	101.2%	98.2%	106.4%	101.8%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015

Results of Operations

Earned Premiums	$152.0	$150.6	$452.9	$445.0
Net Investment Income	54.5	55.1	159.6	159.0
Other Income	0.7	0.7	1.9	1.7
Total Revenues	207.2	206.4	614.4	605.7
Policyholders’ Benefits and Incurred Losses and LAE	173.0	93.7	368.8	287.8
Insurance Expenses	79.9	77.3	235.0	235.5
Operating Profit (Loss)	(45.7)	35.4	10.6	82.4
Income Tax (Expense) Benefit	16.3	(11.9)	(3.3)	(28.5)
Segment Net Operating Income (Loss)	$(29.4)	$23.5	$7.3	$53.9
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income (Loss)
Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from income (loss) from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments, 3) loss from early extinguishment of debt and 4) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income (loss) from continuing operations.
Kemper believes that Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income (Loss) to Income (Loss) from Continuing Operations for the three and nine months ended September 30, 2016 and 2015 is presented below.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Consolidated Net Operating Income (Loss)	$(20.4)	$36.6	$(16.4)	$65.1
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	7.5	3.5	15.6	27.8
Net Impairment Losses Recognized in Earnings	(5.4)	(2.1)	(15.6)	(8.1)
Loss from Early Extinguishment of Debt	—	—	—	(5.9)
Income (Loss) from Continuing Operations	$(18.3)	$38.0	$(16.4)	$78.9
Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share
Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share to Diluted Income (Loss) from Continuing Operations Per Unrestricted Share for the three and nine months ended September 30, 2016 and 2015 is presented below.

	Three Months Ended		Nine Months Ended
(Unaudited)	Sep 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Diluted Consolidated Net Operating Income (Loss) Per Unrestricted Share	$(0.40)	$0.70	$(0.31)	$1.26
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.15	0.07	0.30	0.53
Net Impairment Losses Recognized in Earnings	(0.11)	(0.04)	(0.30)	(0.16)
Loss from Early Extinguishment of Debt	—	—	—	(0.11)
Diluted Income (Loss) from Continuing Operations Per Unrestricted Share	$(0.36)	$0.73	$(0.31)	$1.52
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at September 30, 2016 and December 31, 2015 is presented below.

(Dollars in Millions) (Unaudited)	Sep 30, 2016	Dec 31, 2015
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,754.3	$1,803.2
Net Unrealized Gains on Fixed Maturities	319.3	189.2
Shareholders’ Equity	$2,073.6	$1,992.4
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure, that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense (including the write-off of long-lived asset) ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense (including the write-off of long-lived asset) ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its third quarter 2016 results in a conference call on Friday, November 4, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.270.1533. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through November 18, 2016 at 877.344.7529 using conference ID number 10094635.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the third quarter of 2016, which is available at the investor section of kemper.com.
About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Are represented by more than 20,000 independent agents and brokers

•	Employ 6,000 associates dedicated to providing exceptional service

•	Are licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investors@kemper.com